Exhibit 1.1

execution version

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

CSAIL 2015-C3 COMMERCIAL MORTGAGE TRUST,
Commercial Mortgage Pass-Through Certificates,
Series 2015-C3

UNDERWRITING AGREEMENT

As of August 6, 2015

Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010	UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019
Drexel Hamilton, LLC 77 Water Street New York, New York 10005

Ladies and Gentlemen:

1.          Introductory. Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the “Company”), proposes to form a common law trust (the “Trust”), which will issue certain securities entitled CSAIL 2015-C3 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2015-C3 and including the classes thereof specified on Schedule I hereto (the classes of such securities so specified on Schedule I hereto, the “Certificates”). Each Certificate will evidence a fractional undivided, percentage interest or beneficial interest in the Trust. The terms on which the Trust will issue the Certificates will be specified in the Prospectus (as defined herein). The assets of the Trust (collectively, the “Trust Fund”) will primarily consist of a pool of 89 fixed rate mortgage loans secured by commercial, multifamily and manufactured housing community properties (collectively, the “Mortgage Loans”) that will be purchased by the Company from Column Financial, Inc. (the “Column Mortgage Loan Seller”), UBS Real Estate Securities Inc. (the “UBSRES Mortgage Loan Seller”), Benefit Street Partners CRE Finance LLC (the “BSP Mortgage Loan Seller”), The Bancorp Bank (the “Bancorp Mortgage Loan Seller”) and The Bank of New York Mellon (the “BNY Mellon Mortgage Loan Seller” and, together with the Column Mortgage Loan Seller, the UBSRES Mortgage Loan Seller, the BSP Mortgage Loan Seller and the Bancorp Mortgage Loan Seller, the “Mortgage Loan Sellers”), pursuant to those certain Mortgage Loan Purchase Agreements, each dated as of August 1, 2015 (collectively, the “Mortgage Loan Purchase Agreements”), and will be serviced by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), and, if and when necessary, Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), pursuant to that certain Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of August 1, 2015, by and among the Company, as depositor, the Master Servicer, the Special Servicer, Pentalpha Surveillance LLC, as operating advisor (the “Operating Advisor”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), and certain related property to be conveyed to the Trust by the Company. The Mortgage Loans will be transferred to the Trust, and the Certificates will be issued pursuant to the Pooling and Servicing Agreement.

The offering of the Certificates made pursuant to the Registration Statement (as defined below) will be made through you, as underwriters (the “Underwriters” and, individually, an “Underwriter”). This Agreement provides for the sale of such Certificates to, and the purchase and offering thereof by, you, as underwriters. Schedule I shall specify the principal balance or notional amount of each class of the Certificates to be issued and any terms thereof not otherwise specified in the Pooling and Servicing Agreement, the classes of Certificates subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Company and the aggregate amount of each class of Certificates to be purchased by each Underwriter. The offering of the Certificates will be governed by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement, as in effect on the Closing Date (as defined in Section (5)(d) of this Agreement).

At or prior to the time when sales to purchasers of the Certificates were first made, which was approximately (A) 3:45 p.m. (Eastern Time) on August 6, 2015 with respect to the Certificates (other than the Class X-A and Class X-B Certificates), and (B) 3:45 p.m. (Eastern Time) on August 10, 2015 with respect to the Class X-A and Class X-B Certificates (the “Time of Sale”), the Company had prepared or made available the following information (collectively, the “Rule 159 Information”): (i) the Free Writing Prospectus, dated July 29, 2015 (the cover page of which is attached hereto as Annex A) (the “Preliminary Free Writing Prospectus”), (ii) the Structural and Collateral Term Sheet, dated July 29, 2015 (the cover page of which is attached hereto as Annex B) (the “Term Sheet”), (iii) the Company’s base prospectus, dated March 3, 2015 (the “Base Prospectus”), and (iv) certain other “free-writing prospectuses” (as defined pursuant to Rule 405 under the Securities Act) (the first page of each of which is attached hereto as Annex C) (each of items (i), (ii) and (iv), a “Free Writing Prospectus”). If, subsequent to the date of this Agreement, the Company and the Underwriters (x) determine that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (y) terminate their old purchase contracts and enter into new purchase contracts with investors in the Certificates, then “Rule 159 Information” will refer to the information, including any information that corrects such material misstatements or omissions, conveyed to purchasers at the time of entry into the first such new purchase contract, and “Time of Sale” will refer to the time and date on which such new purchase contracts were entered into.

2.           Representations, Warranties and Select Covenants of the Company. The Company represents and warrants to you as of the date hereof, and agrees with you, as follows:

(a)          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-199921) on Form S-3 for the registration of the Certificates under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective. The Company proposes to and will file with the Commission pursuant to Rule 424(b) under the

Securities Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof. Such registration statement, including the exhibits thereto and any information that is contained in the Prospectus (as defined below) and is deemed to be a part of and included in such registration statement, as such registration statement may have been amended or supplemented at the date of the Prospectus, and including the Prospectus, is hereinafter referred to as the “Registration Statement”; the prospectus first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the “Base Prospectus”; such form of supplement to the Base Prospectus relating to the Certificates, in the form first required to be filed to satisfy the condition set forth in Rule 172(c) and pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter referred to as the “Prospectus Supplement”, including any electronic media delivered therewith; and the Base Prospectus and the Prospectus Supplement, together, are hereinafter referred to as the “Prospectus.” The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act have been satisfied with respect to the Registration Statement; and no other amendment to the Registration Statement will be filed which shall have been reasonably disapproved by you promptly after reasonable notice thereof. There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Company is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

(b)          (x) the Registration Statement (i) on its effective date and on the date of the then most recently filed Prospectus Supplement conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on the date hereof will conform in all respects to the requirements of the Securities Act and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Prospectus on the date hereof and on the Specified Delivery Date (as defined in Section 3 hereof) will conform in all respects to the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), where applicable, and the Rules and Regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (z) the documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations thereunder; provided, however, that the foregoing does not apply to (A) statements in or omissions from either the Registration Statement or the Prospectus to the extent based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (the “Underwriter Information”), (B) information contained in the Prospectus Supplement for which the Mortgage Loan Sellers are obligated to indemnify the Underwriters pursuant to the respective Indemnification Agreements, each dated as of August 6, 2015, between each Mortgage Loan Seller, respectively, the Underwriters and the Company (the “Mortgage Loan Seller Information”), and (C) information contained in the Prospectus Supplement regarding the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee (each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee, a “Transaction Party” and collectively, the “Transaction Parties”), in each case as specified in, and only to the extent such information is covered by such Transaction Party’s indemnity of the Underwriters under, the related indemnification agreement, dated as of the date hereof, by and among the Company, such Transaction Party, the Initial Purchaser and each Underwriter (each such indemnification agreement, a “Transaction Party Indemnification Agreement” and collectively with the Mortgage Loan Seller Indemnification Agreements, the “Indemnification Agreements”; the information in this clause (C), collectively, the “Transaction Party Information”);

(c)          There is no request by the Commission for any further amendment of the Registration Statement or the Prospectus or for any additional information; the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Company is not aware of any proceeding for that purpose having been instituted or threatened; and there has been no notification with respect to the suspension of the qualification for sale of the Certificates for sale in any jurisdiction or any proceeding for such purpose having been instituted or threatened;

(d)          The Rule 159 Information did not at the Time of Sale, does not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to (i) the absence of pricing or price dependent information or (ii) any Mortgage Loan Seller Information, Transaction Party Information or any Underwriter Information contained in or omitted from such Rule 159 Information. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Company expressly for use in the Rule 159 Information;

(e)          Other than the Prospectus, the Company (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Certificates other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the

Rule 159 Information, and (iii) each other written communication of the Company or its agents and representatives approved by the Underwriters either in writing in advance or in any other manner mutually agreed by the Underwriters and the Company (each such communication referred to in clause (ii) and this clause (iii), together with any other “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, relating to the Certificates, being referred to herein as an “Issuer Free Writing Prospectus”). Each such Issuer Free Writing Prospectus complied or, if used after the date hereof, will comply, in all material respects with the Securities Act and the rules and regulations promulgated thereunder, has been filed or will be filed in accordance with Section 8 (to the extent required thereby) and did not at the Time of Sale, does not, and at the Closing Date will not, contain any untrue statement of a material fact or (when read in conjunction with the other Rule 159 Information) omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) any statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) any Mortgage Loan Seller Information contained in or omitted from any Issuer Free Writing Prospectus. The parties acknowledge that none of the Underwriters has furnished any Underwriter Information to the Company expressly for use in any Issuer Free Writing Prospectus;

(f)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as now conducted by it as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company or its ability to perform its obligations under this Agreement, any Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business;

(g)          The Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the Certificates conform, or will conform as of the Specified Delivery Date, to the description thereof contained in the Registration Statement and the Prospectus; and the Certificates, on the date hereof, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Company or the Certificate Administrator, authenticated by the Authenticating Agent and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the Pooling and Servicing Agreement;

(h)          The Company is not in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument the effect of which violation or default would be material and adverse to the Company or which violation or default would have a material adverse effect on the performance by the Company of its obligations under this Agreement, the Pooling and Servicing Agreement, the Certificates

or any of the Mortgage Loan Purchase Agreements; there are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, (iii) which might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability against the Company of, this Agreement, the Pooling and Servicing Agreement, any of the Mortgage Loan Purchase Agreements or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Certificates described in the Prospectus;

(i)           There has not been, and as of the Specified Delivery Date there will not be, any material adverse change in the business operations, financial condition, properties or assets of the Company since the date of its latest audited financial statements which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Pooling and Servicing Agreement or any of the Mortgage Loan Purchase Agreements;

(j)           There are no contracts, indentures or other documents of a character required by the Securities Act or by the rules and regulations thereunder to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or referred to therein or so filed or incorporated by reference as exhibits thereto;

(k)          The Company possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company;

(l)           The issue and sale of the Certificates, the compliance by the Company with all of the provisions of the Certificates, each Mortgage Loan Purchase Agreement, this Agreement and the Pooling and Servicing Agreement, and the execution and delivery by the Company of this Agreement, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements are within the corporate power of the Company and have been, or will have been, duly authorized by all necessary corporate action on the part of the Company; and neither the execution and delivery by the Company of such instruments, nor the consummation by the Company of the transactions herein or therein contemplated, nor the compliance by the Company with the provisions hereof or thereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Company, (B) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties, (C) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or (D) except as contemplated by the Pooling and Servicing Agreement, result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to the terms of any such indenture, mortgage, contract or other instrument referred to in the immediately preceding clause (C);

(m)         This Agreement has been duly authorized, executed and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law or considerations of public policy;

(n)          On the Specified Delivery Date, the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements will have been duly authorized, executed and delivered by the Company and will be valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

(o)          All approvals, authorizations, consents, orders, filings or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or “blue sky” laws of various jurisdictions) required in connection with the valid and proper authorization, issuance and sale of the Certificates pursuant to this Agreement and the Pooling and Servicing Agreement have been or will be taken or obtained on or prior to the Specified Delivery Date;

(p)          At the Specified Delivery Date, each of the Mortgage Loans will meet the criteria for selection described in the Prospectus Supplement;

(q)          Neither the Company nor the Trust is, and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Trust will be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”). The Trust is not required to be registered under the Investment Company Act in reliance on Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act. The Trust is being structured so as not to constitute a “covered fund” for purposes of Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. No. 111-203, 124 Stat. 1376 (2010), also known as the Volcker Rule. The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

(r)          At the time of the execution and delivery of the Pooling and Servicing Agreement, the Company (A) except as disclosed in the Prospectus, will convey to the Trustee, or cause to be conveyed to the Trustee, all of the Company’s right, title and interest in and to the Mortgage Loans being transferred to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively “Liens”) granted by or imposed upon the Company, (B) will not have assigned to any person any of its right, title or interest in the Mortgage Loans or in the Pooling and Servicing Agreement or the Certificates, and (C) will have the power and authority to transfer or cause to be transferred the Mortgage Loans to the Trustee and to sell the Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired ownership of all of the Company’s right, title and interest in and to the Mortgage Loans except to the extent disclosed in the Prospectus, and upon delivery to the Underwriters of the Certificates pursuant hereto, each Underwriter will have good title to the Certificates purchased by such Underwriter, in each case free of Liens granted by or imposed upon the Company;

(s)          Under generally accepted accounting principles and for federal income tax purposes, the Company will report the transfer of the Mortgage Loans to the Trustee in exchange for the Certificates and the sale of the Certificates to the Underwriters pursuant to this Agreement as a sale of the interest in the Mortgage Loans evidenced by the Certificates. The consideration received by the Company upon the sale of the Certificates to the Underwriters will constitute reasonably equivalent value and fair consideration for the Certificates. The Company will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Certificates to the Underwriters. The Company is not selling the Certificates to the Underwriters with any intent to hinder, delay or defraud any of the creditors of the Company;

(t)          At the Specified Delivery Date, the respective classes of Certificates shall have been assigned ratings no lower than those set forth in the Rule 159 Information by the nationally recognized statistical rating organizations identified in the Rule 159 Information;

(u)         Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates payable by the Company (other than income taxes) have been paid or will be paid at or prior to the Specified Delivery Date;

(v)         The Company is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(w)        The Company has executed and delivered a written representation to each Rating Agency that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), and the Company has complied, and will hereafter comply, with each such representation;

(x)          Any information delivered by or on behalf of the Company to any Rating Agency did not, and as of the Specified Date of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to the absence of pricing or price dependent information or to any Mortgage Loan Seller Information, any Transaction Party Information or any Underwriter Information; and

(y)          The Company has not obtained (and, through and including the Closing Date, will not obtain) any “third-party due diligence report” as defined in Rule 15Ga-2 under the Exchange Act (each, a “Due Diligence Report”) in connection with the transactions contemplated by this Agreement and the Prospectus Supplement other than the agreed-upon procedures report (the “Accountants’ Due Diligence Report”), in form and substance reasonably satisfactory to the Underwriters, obtained from the firm of certified public accountants engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accountants”), a copy of which has been furnished to the Underwriters, at the request of the Company; and, except for the Accountants with respect to the Accountants’ Due Diligence Report, the Company has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act (“Due Diligence Services”) in connection with the transactions contemplated by this Agreement and the Prospectus Supplement. The Accountants have consented to the use of the Accountants’ Due Diligence Report in the preparation of a Form 15G (as defined below) furnished on EDGAR as required by Rule 15Ga-2. The Company received a certification on Form ABS Due Diligence-15E (a “Form 15E”) from the Accountants in connection with the Due Diligence Services provided by them, and such Form 15E was posted promptly after receipt, as required by Rule 17g-5 on the Rule 17g-5 website established by the Company, and the Company has not received any other Form 15E from any party. The Company (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and any conclusions of the Accountants’ Due Diligence Report and meeting all other requirements of Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each Form 15G to the Underwriters at least six Business Days before the date hereof; and (C) furnished each Form 15G to the Commission on EDGAR at least five Business Days before the date hereof as required by Rule 15Ga-2. No portion of any Form 15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

3.            Purchase, Sale and Delivery of Certificates. Delivery of and payment for the Certificates will be made at such place and at such time as shall be specified in Schedule I or at such other time thereafter as set forth in Schedule I or as you and the Company shall agree upon, each such time being hereinafter referred to as a “Specified Delivery Date.” Delivery of such Certificates shall be made by the Company to the Underwriters against payment of the purchase price specified in Schedule I in same day funds wired to such bank as may be designated by the Company, or by such other manner of payment as may be agreed upon by the Company and you. Unless otherwise provided for, the Certificates to be so delivered will be in definitive, fully registered form, in such denominations and registered in such names as you request, and will be made available through the facilities of The Depository Trust Company, or otherwise as you may request.

4.            Offering by Underwriters. (a) It is understood that the Underwriters propose to offer the Certificates subject to this Agreement for sale to the public as set forth in the Prospectus.

(b)          In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), it has not made and will not make an offer of the Certificates to the public in that Relevant Member State other than: (A) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; (B) to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant Underwriter or Underwriters nominated by the Trust for any such offer, or (C) in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of the Certificates referred to in clauses (A), (B) and (C) above shall require the Company, the Trust or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this Section 4(b), (1) the expression an “offer of the Certificates to the public” in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including by the 2010 PD Amending Directive, to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(c)          In the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Trust.

(d)          It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

(e)          It has not, directly or indirectly, offered or sold, and will not, directly or indirectly, offer or sell any Certificates in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, as amended, and any other relevant laws, regulations and ministerial guidelines of Japan.

(f)           It has not provided, as of the date of this Agreement, and covenants with the Company that it will not provide, on or prior to the Closing Date, to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust Fund, the Certificates, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to determining an initial credit rating for the Certificates (as contemplated by Rule 17g-5(a)(3)(iii)(C)), without the prior consent of the Company.

(g)          It will not provide to any Rating Agency or other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), any information, written or oral, relating to the Trust Fund, the Certificates, the transactions contemplated by this Agreement or the Pooling and Servicing Agreement or any other information, that could be reasonably determined to be relevant to undertaking credit rating surveillance for the Certificates (as contemplated by Rule 17g-5(a)(iii)(3)(D)), without the prior consent of the Company.

(h)          Except for the Accountants’ Due Diligence Report, such Underwriter has not obtained (and, through and including the Closing Date, will not obtain) any Due Diligence Report in connection with the transactions contemplated by this Agreement and the Prospectus Supplement. Except for the Accountants with respect to the Accountants’ Due Diligence Report, such Underwriter has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes Due Diligence Services, and has not received a Form 15E from any party, in connection with the transactions contemplated by this Agreement and the Prospectus Supplement.

5.            Covenants of the Company. The Company covenants and agrees with you that:

(a)          the Company has prepared and/or shall prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Certificates are to be purchased by the Underwriters from the Company, either the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Company deem appropriate in connection with the offering of such Certificates, but the Company shall not file any amendments to the Registration Statement as in effect with respect to the Certificates, or any amendments or supplements to the Prospectus, unless it has first delivered copies of such amendments or supplements to you and it has given you a reasonable opportunity to review the same; and the

Company shall immediately advise you or your counsel (i) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information relating to the Certificates and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or “blue sky” law, as soon as the Company is advised thereof, and shall use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued;

(b)          if, at any time when the Prospectus is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company shall prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance;

(c)          the Company shall make generally available to the holders of the Certificates (the “Certificateholders”), in each case as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the related Trust’s fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust’s fiscal quarter next following the date hereof which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission with respect to the Certificates. The Company shall cause the Certificate Administrator to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Certificate at any time during such year, such information as the Company deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns;

(d)          the Company shall furnish to you copies of the Registration Statement, the Prospectus, and all amendments and supplements to such documents relating to the Certificates, in each case as soon as available and in such quantities as you reasonably request as long as you are required to deliver the Prospectus under the Securities Act in connection with the sale of the Certificates; provided that any such documents requested by you on a date that is more than nine (9) months after August 18, 2015 (the “Closing Date”) shall be provided at your expense;

(e)          the Company shall arrange for the qualification of the Certificates for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and shall continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Company nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process;

(f)         the Company shall, while the Certificates are outstanding;

(i)          furnish to you, as soon as available, copies of all reports filed with the Commission and copies of each notice published or mailed to holders of the Certificates pursuant to the Pooling and Servicing Agreement; and

(ii)         furnish to you such other information with respect to the Trust or its financial condition or results of operations, as you may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Certificates;

(g)         as between itself and the Underwriters, the Company will pay all expenses incidental to the performance of its obligations under this Agreement, including without limitation (i) the cost of preparing, printing or producing this Agreement, the Pooling and Servicing Agreement, any Mortgage Loan Purchase Agreement, the Certificates, any “blue sky” supplement and any term sheets, computational materials, any Issuer Free Writing Prospectus, the Prospectus and any other document produced in connection with the offering, purchase, sale and delivery of the Certificates and all amendments and supplements thereto and the mailing and delivery of copies thereof to the Underwriters and dealers, (ii) the fees charged for rating the Certificates by the nationally recognized statistical rating organizations engaged by the Company to do so as identified in the Rule 159 Information (collectively, the “Rating Agencies”), (iii) the fees and expenses of the Trustee and the Certificate Administrator, and any agent of the Trustee and the Certificate Administrator and the reasonable fees and disbursements of counsel for the Trustee and the Certificate Administrator in connection with the Pooling and Servicing Agreement and the Certificates, (iv) the fees and expenses of the Master Servicer, Special Servicer and the Operating Advisor, and any agent of the Master Servicer, Special Servicer and the Operating Advisor and the reasonable fees and disbursements of counsel for the Master Servicer, Special Servicer and the Operating Advisor in connection with the Pooling and Servicing Agreement and the Certificates, and (v) all other costs and expenses incidental to the performance by the Company of its obligations hereunder that are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this subsection (g), Section 7 and Section 10 below, each Underwriter will pay all of its own expenses including all out-of-pocket and/or internally allocated costs and expenses incurred by them in connection with the transaction herein contemplated, including, without limitation, fees and expenses of their counsel, any transfer taxes on the Certificates and the expenses of any advertising of the offering of the Certificates made by the Underwriters; and

(h)        during the period when a prospectus is required by law to be delivered in connection with the sale of the Certificates pursuant to this Agreement, the Company shall file, or cause the Certificate Administrator to file on behalf of the Trust, on a timely and complete basis, all documents that are required to be filed by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

6.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Certificates subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Specified Delivery Date, to the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a)          the independent accountants of the Company shall deliver, to each Underwriter that has executed such documents as may be required by such independent accountants, a letter or letters, dated the date of this Agreement, and a letter or letters, dated the Closing Date, respectively, containing statements and information of the type customarily included in accountants’ “comfort letters” and “agreed upon procedures letters” with respect to certain financial and statistical information contained in the Preliminary Free Writing Prospectus, the Term Sheet and the Prospectus Supplement, in each case as to such matters as such Underwriters may reasonably request and in form and substance satisfactory to such Underwriters;

(b)          all actions required to be taken and all filings required to be made by the Company under the Securities Act prior to the Specified Delivery Date shall have been duly taken or made; and prior to the Specified Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission;

(c)          the Certificates subject to this Agreement and offered by means of the Registration Statement shall be rated the ratings specified in the Rule 159 Information, and such ratings shall not have been withdrawn, lowered or qualified and the Certificates shall not have been placed on any credit watch with a negative implication for downgrade;

(d)          you shall have received opinions of Cadwalader, Wickersham & Taft LLP, special counsel to the Company, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(e)          you shall have received letters of Cadwalader, Wickersham & Taft LLP, special counsel to the Company, relating to the Preliminary Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus Supplement and as of the Specified Delivery Date, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(f)          you shall have received letters of Orrick, Herrington & Sutcliffe LLP, special counsel to the Underwriters, relating to the Preliminary Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus Supplement and as of the Specified Delivery Date, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(g)          you shall have received opinions of special counsel to each Mortgage Loan Seller, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(h)          you shall have received letters of special counsel to each Mortgage Loan Seller, relating to the Preliminary Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus Supplement and as of the Specified Delivery Date, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(i)           you shall have received an opinion of counsel to the Trustee, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(j)           you shall have received letters of special counsel to the Trustee, relating to the Preliminary Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus Supplement and as of the Specified Delivery Date, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(k)          you shall have received an opinion of counsel to the Master Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(l)           you shall have received letters of special counsel to the Master Servicer, relating to the Preliminary Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus Supplement and as of the Specified Delivery Date, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(m)          you shall have received an opinion of counsel to the Special Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(n)          you shall have received letters of special counsel to the Special Servicer, relating to the Preliminary Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus Supplement and as of the Specified Delivery Date, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(o)          you shall have received an opinion of counsel to the Certificate Administrator, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(p)          you shall have received letters of special counsel to the Certificate Administrator, relating to the Preliminary Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus Supplement and as of the Specified Delivery Date, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(q)          you shall have received an opinion of counsel to the Operating Advisor, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(r)           you shall have received letters of special counsel to the Operating Advisor, relating to the Preliminary Free Writing Prospectus as of the Time of Sale and to the Prospectus as of the date of the Prospectus Supplement and as of the Specified Delivery Date, dated the Specified Delivery Date, in substantially the form agreed to on or prior to such date;

(s)           you shall have received letters, dated the Specified Delivery Date, from counsel rendering opinions to the Rating Agencies, to the effect that you may rely upon their opinion to such Rating Agencies, as if such opinion were rendered to you, or such opinions shall be addressed to you;

(t)           you shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Company as you may request, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(u)          you shall have received a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(v)          you shall have received a certificate of the Master Servicer, signed by one or more duly authorized officers of the Master Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(w)         you shall have received a certificate of the Special Servicer, signed by one or more duly authorized officers of the Special Servicer, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(x)          you shall have received a certificate of the Operating Advisor, signed by one or more duly authorized officers of the Operating Advisor, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(y)          you shall have received a certificate of the Certificate Administrator, signed by one or more duly authorized officers of the Certificate Administrator, dated the Specified Delivery Date, in the form agreed to on or prior to such date;

(z)          the Mortgage Loan Sellers shall have sold the Mortgage Loans to the Company pursuant to the Mortgage Loan Purchase Agreements;

(aa)        you shall have received such other documents, certificates, letters and opinions as you may reasonably request; and

(bb)        The Prospectus Supplement and each Free Writing Prospectus required to be filed by the Company pursuant to Section 11 shall have been filed or transmitted for filing by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) or Rule 433 under the Securities Act, as applicable.

7.            Indemnification. (a) The Company shall indemnify and hold harmless each Underwriter, each of its officers and each of its directors and each person, if any, that controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities, joint or several, to which such Underwriter or such officer, director or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by such Underwriter or any such director, officer, or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (which, for the avoidance of doubt, includes, without limitation, the Prospectus) or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in (x) any Free Writing Prospectus constituting Rule 159 Information, (y) any other Issuer Free Writing Prospectus or (z) any Issuer Information (as defined in Section 8(b)) contained in (1) any Underwriter Free Writing Prospectus (as defined in Section 8(b) hereof) prepared by or on behalf of such Underwriter, or (2) any Free Writing Prospectus that is required to be filed pursuant to Section 8(e)(iii) or Section 8(h) hereof (clauses (x) and (y) collectively, the “Issuer Disclosure Materials”), or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein (when read in conjunction with the other Rule 159 Information), in the light of the circumstances under which they were made, not misleading, which untrue statement or omission referred to in this clause (ii) was not corrected by information subsequently supplied by the Company or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale or (iii) any breach of the representation and warranty in Section 2(v).

Notwithstanding the foregoing, (i) the Company shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in, or omission or alleged omission from, any such documents in reliance upon and in conformity with (A) any Underwriter Information, (B) any Mortgage Loan Seller Information, or (C) any Transaction Party Information, but in the case of clauses (B) and (C), only to the extent that that the Underwriters and Company are actually indemnified by the applicable party and (ii) such indemnity with respect to an untrue statement or omission of a material fact made in any Issuer Disclosure Materials that are part of the initial Rule 159 Information shall not inure to the benefit of any Underwriter if information that corrected any untrue statement or omission of a material fact was furnished to the Underwriters at a reasonable time prior to the Time of Sale.

(b)          The Company acknowledges that the following statements constitute the only “Underwriter Information” furnished in writing by or on behalf of the Underwriters for inclusion in the Prospectus: the first sentence of the second to last paragraph on the cover of the Prospectus Supplement; and the fourth paragraph, the fifth paragraph (but only the second sentence thereof) and the sixth paragraph (but only the first two sentences thereof) under the heading “Plan of Distribution (Underwriter Conflicts of Interest)” in the Prospectus Supplement. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(c)          Each Underwriter shall severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, and shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such expense, loss, claim, damage, liability or action, in each case insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statements of a material fact, or omissions or alleged omissions to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the Underwriter Information with respect to such Underwriter and (ii) untrue statements or alleged untrue statements of a material fact in any Underwriter Free Writing Prospectus (as defined in Section 8(b)) prepared by or on behalf of such Underwriter or omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact required to be stated therein or necessary in order to make the statements therein (when read in conjunction with the Rule 159 Information), in the light of the circumstances under which they were made, not misleading; except that, in the case of clause (ii), no Underwriter shall be obligated so to indemnify and hold harmless the Company (x) for any losses, claims, damages or liabilities arising out of or based upon an untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) with respect to any Mortgage Loan Seller Information provided by a Mortgage Loan Seller or in any Transaction Party Information provided by a Transaction Party, as the case may be; (y) for any losses, claims, damages or liabilities arising out of or based upon an untrue statement, alleged untrue statement, omission or alleged omission (including those of a quantitative nature) with respect to any Issuer Information (as defined in Section 8(b) hereof); or (z) to the extent that the Company is entitled to indemnification or contribution therefor from any Mortgage Loan Seller or any Transaction Party pursuant to any Indemnification Agreement. Notwithstanding the foregoing, the indemnity provided in clause (ii) in the immediately preceding sentence will apply only if such misstatement or omission was not also a misstatement or omission in the Rule 159 Information. This indemnity agreement shall be in addition to any liability that such Underwriter may otherwise have.

(d)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 7 (a) and (c), except to the extent that such omission to notify materially prejudices the indemnifying party, or relieve it from any liability that it may have other than under this Agreement. Upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding as incurred. In case any such action is brought against any indemnified party, after such indemnifying party has been notified of the commencement thereof, such indemnifying party shall be entitled to participate therein (at its own expense), and, to the extent that it may wish, shall be entitled to assume the defense thereof (jointly with any other indemnifying party similarly notified) with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party (in which case the fees and expenses shall be paid by the indemnifying party as incurred by the indemnified party). In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). However, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing two sentences, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is obligated under this Section 8(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such settlement does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnifying party. If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement (i) provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement and (ii) does not require or contain a statement as to, or an admission of fault, culpability or failure to act by or on behalf of the indemnified party, without the consent of the indemnified party.

(e)          If recovery is not available under the foregoing indemnification provisions of this Section 7 or is insufficient in respect of any liabilities referred to therein (on grounds of public policy or otherwise), the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Certificates subject to this Agreement (taking into account the portion of the proceeds of the offering realized by each). In the event contribution according to the foregoing sentence is not permitted by law, in determining the amount of contribution to which the respective parties are entitled, there shall be considered not only the relative benefits received by the Company on the one hand and such Underwriter on the other from the offering of the Certificates but also the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions and other fees received by such Underwriter in connection with the offering of the Certificates exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The obligations of the Underwriters in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)           The amount paid or payable by an indemnified party as a result of the losses, claims, damages or other liabilities referred to in this Section 7 shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g)          The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination or cancellation of this Agreement, (ii) any investigation made by the Company, any Underwriter, any of their respective directors or officers, or any person controlling the Company or such Underwriter, and (iii) acceptance of and payment for any of the Certificates.

(h)          The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act.

(i)           Each Underwriter will indemnify and hold harmless the other Underwriters and each person, if any, who controls such Underwriters within the meaning of either the Securities Act or the Exchange Act (the “Non-Indemnifying Underwriters”) from and against any and all expenses, losses, claims, damages or liabilities, joint or several, to which the Non-Indemnifying Underwriters become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact or the omission or alleged omission (when read in conjunction with the Rule 159 Information) to state a material fact required to be stated therein or necessary in order to make the statements in the light of the circumstances under which they were made, not misleading at the Time of Sale, contained in any Underwriter Free Writing Prospectus prepared by or on behalf of such indemnifying Underwriter, or (ii) any untrue statement or alleged untrue statement of a material fact regarding the indemnifying Underwriter contained in the Underwriter Information or the omission or alleged omission to state therein a material fact required to be stated therein regarding the indemnifying Underwriter or necessary in order to make the statements therein regarding the indemnifying Underwriter, in the light of the circumstances under which they were made, not misleading, or (iii) the failure of such indemnifying Underwriter, or any member of its selling group to comply with any provision of Section 8 hereof (any such expenses, losses, claims, damages or liabilities arising out of or based on the events described in clauses (i) - (iii), “Covered Liabilities”). In addition, each Underwriter agrees to reimburse such Non-Indemnifying Underwriters for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Covered Liabilities or any action in respect thereof, except to the extent that the Non-Indemnifying Underwriters are entitled to indemnification or contribution therefor from any Mortgage Loan Seller or any Transaction Party pursuant to any Indemnification Agreement. If recovery is not available under the foregoing indemnification provisions of this Section 7(i) or is insufficient in respect of any Covered Liabilities (on grounds of public policy or otherwise), each Underwriter agrees to pay, upon request, as contribution, its pro rata share of any Covered Liabilities, and such Underwriter’s pro rata share of any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending such Covered Liabilities or any action in respect thereof, except to the extent that the Non-Indemnifying Underwriters are entitled to indemnification or contribution therefor from any Mortgage Loan Seller or any Transaction Party pursuant to any Indemnification Agreement; provided that no request shall be made on behalf of any Underwriter if such Underwriter is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) from any Underwriter who was not guilty of such fraudulent misrepresentation; provided, further, that no Underwriter shall be entitled to contribution under this Section 7(i) from any other Underwriters for any Covered Liabilities or expenses for which the Underwriter seeking contribution (or its affiliate) would otherwise be required (or, if such indemnification obligations are held to be unenforceable on the grounds of public policy or otherwise, would otherwise have been required) to indemnify such other Underwriters. The obligations of the Underwriters in this subsection (i) to contribute are several in proportion to their respective underwriting obligations and not joint. This agreement will be in addition to any liability that any Underwriter may otherwise have.

8.            Offering Communications; Free Writing Prospectuses. (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Securities Act, no Underwriter shall convey or deliver any written communication to any person in connection with the initial offering of the Certificates, unless such written communication (i) is made in reliance on Rule 134 under the Securities Act, (ii) is made in reliance on Rule 172 under the Securities Act, (iii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iv) constitutes Rule 159 Information or a Free Writing Prospectus. Without limitation thereby, without the prior written consent of the Company (which consent may be withheld for any reason), no Underwriter shall prepare, convey or deliver in connection with the initial offering of the Certificates any Free Writing Prospectus or “ABS informational and computational material,” as defined in Item 1101(a) of Regulation AB under the Securities Act (“ABS Informational and Computational Material”), in reliance upon Rules 167 and 426 under the Securities Act other than materials provided to it by Credit Suisse Securities (USA) LLC or the Company.

(b)          Each Underwriter shall deliver to the Company, no later than two (2) business days prior to the date of first use thereof or such later date as may be agreed to by the Company, (i) any Free Writing Prospectus that was prepared by or on behalf of such Underwriter (an “Underwriter Free Writing Prospectus”) and that contains any “issuer information,” as defined in Rule 433(h) under the Securities Act and footnote 271 of the Commission’s Securities Offering Reform Release No. 33-8591 (“Issuer Information”) (which the parties hereto agree includes, without limitation, Mortgage Loan Seller Information), and (ii) any Free Writing Prospectus or portion thereof prepared by or on behalf of such Underwriter that contains only a description of the final terms of the Certificates. Notwithstanding the foregoing, any Free Writing Prospectus that contains only ABS Informational and Computational Materials may be delivered by an Underwriter to the Company not later than the later of (A) two (2) business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Securities

Act or such later date as may be agreed to by the Company or (B) the date of first use of such Free Writing Prospectus. It is acknowledged and agreed that the Rule 159 Information does not include any Underwriter Free Writing Prospectus.

(c)        Each Underwriter represents and warrants to the Company that the Free Writing Prospectuses to be furnished to the Company by such Underwriter pursuant to Section 8(b) hereof will constitute all Free Writing Prospectuses of the type described therein that were furnished to prospective investors by such Underwriter in connection with its offer and sale of the Certificates.

(d)        Each Underwriter represents and warrants to the Company that each Free Writing Prospectus required to be provided by it to the Company pursuant to Section 8(b) hereof did not, as of the Time of Sale, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein (when read in conjunction with the Rule 159 Information), in the light of the circumstances under which they were made, not misleading; provided however, that no Underwriter makes any representation to the extent such misstatements or omissions were the result of any inaccurate Issuer Information, Mortgage Loan Seller Information or Transaction Party Information, which information was not corrected by information subsequently supplied by the Company or any Mortgage Loan Seller to such Underwriter within a reasonable period of time prior to the Time of Sale.

(e)        The Company agrees to file with the Commission the following:

(i)          Any Issuer Free Writing Prospectus;

(ii)         Any Free Writing Prospectus or portion thereof delivered by an Underwriter to the Company pursuant to Section 8(b) hereof; and

(iii)        Any Free Writing Prospectus for which the Company or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications.

(f)         Any Free Writing Prospectus required to be filed pursuant to Section 8(e)(iii) hereof by the Company shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(i)          any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates may be filed by the Company within two (2) days of the later of the date such final terms have been established for all classes of Certificates and the date of first use;

(ii)         any Free Writing Prospectus or portion thereof required to be filed that contains only ABS Informational and Computational Materials may be filed by the Company with the Commission not later than the later of the due date for filing the Prospectus relating to the Certificates pursuant to Rule 424(b) under the

Securities Act and two (2) business days after the first use of such Free Writing Prospectus; and

(iii)        any Free Writing Prospectus required to be filed pursuant to Section 8(e)(iii) hereof may, if no payment has been made or consideration has been given by or on behalf of the Company for such Free Writing Prospectus or its dissemination, be filed by the Company with the Commission not later than four (4) business days after the Company becomes aware of the publication, radio or television broadcast or other dissemination of such Free Writing Prospectus.

(g)         Each Underwriter (with the reasonable cooperation of the Company) shall file with the Commission, or provide to the Company at least two (2) business days prior to the time such filing is required (and the Company shall file with the Commission), any Free Writing Prospectus (other than a Free Writing Prospectus required to be delivered to the Company pursuant to Section 8(b)) that is neither an Issuer Free Writing Prospectus nor contains Issuer Information and that is used or referred to by it and distributed by or on behalf of such Underwriter which is neither an Issuer Free Writing Prospectus nor contains Issuer Information in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Free Writing Prospectus.

(h)         Notwithstanding the provisions of Section 8(g) hereof, each Underwriter shall file with the Commission any Free Writing Prospectus for which such Underwriter or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Company or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating written communications and for which no payment was made or consideration given by or on behalf of the Company or any other offering participant, not later than four (4) business days after the Underwriter becomes aware of the publication, radio or television broadcast or other dissemination of the Free Writing Prospectus.

(i)          Notwithstanding the provisions of Sections 8(e) (other than Section 8(e)(iii)), 8(g) and 8(h) hereof: (A) neither the Company nor any Underwriter shall be required to file (1) any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission, (2) any Free Writing Prospectus or portion thereof that contains a description of the Certificates or the offering of the Certificates which does not reflect the final terms thereof or (3) Issuer Information contained in any Underwriter Free Writing Prospectus or Free Writing Prospectus of any other offering participant other than the Company, if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Certificates; and (B) no Underwriter shall be required to file any Free Writing Prospectus to the extent that the information contained therein is included in a prospectus or Free Writing Prospectus previously filed that relates to the offering of the Certificates.

(j)          The Company and the Underwriters each agree that any Free Writing Prospectuses prepared by it shall contain the following legend, or substantially equivalent legend that complies with Rule 433 of the Securities Act:

“The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-199921) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Credit Suisse Securities (USA) LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-221-1037.”

(k)         The Company and the Underwriters each agree to retain all Free Writing Prospectuses that they have used and that are not required to be filed pursuant to this Section 8 for a period of three (3) years following the initial bona fide offering of the Certificates.

(l)          (i) In the event that the Company becomes aware that, as of the Time of Sale, any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Rule 159 Information), in the light of the circumstances under which they were made, not misleading (a “Defective Issuer Free Writing Prospectus”), the Company shall notify the Underwriters of such untrue statement or omission within one business day after discovery and the Company shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Free Writing Prospectus that corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a “Corrected Issuer Free Writing Prospectus”).

(ii)        In the event that any Underwriter becomes aware that, as of the Time of Sale, any Underwriter Free Writing Prospectus delivered to an investor in any Certificates contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with the Rule 159 Information), in the light of the circumstances under which they were made, not misleading (together with a Defective Issuer Free Writing Prospectus, a “Defective Free Writing Prospectus”), such Underwriter shall notify the Company of such untrue statement or omission within one business day after discovery.

(iii)       The Underwriters shall, if requested by the Company:

 (1)          if the Defective Free Writing Prospectus was an Underwriter Free Writing Prospectus, prepare a Free Writing Prospectus that corrects the material misstatement in or omission from the Defective Free Writing Prospectus (together with a Corrected Issuer Free Writing Prospectus, a “Corrected Free Writing Prospectus”);

 (2)          either (i) deliver the Corrected Free Writing Prospectus to each investor which received the Defective Free Writing Prospectus prior to entering into a contract of sale with such investor, clearly identifying or highlighting the Corrective Information, or (ii) deliver the Corrected Free Writing Prospectus to each investor that received the Defective Free Writing Prospectus and has entered into a contract of sale, clearly identifying or highlighting the Corrective Information;

 (3)          notify such investor in a prominent fashion that the prior contract of sale with the investor has been terminated, and of the investor’s rights as a result of termination of such agreement;

 (4)          provide such investor with an opportunity to affirmatively agree to purchase the Certificates on the terms described in the Corrected Free Writing Prospectus; and

 (5)          comply with any other requirements for reformation of the original contract of sale with such investor, as described in Section IV.A.2.c of Commission’s Securities Offering Reform Release No. 33-8591.

(iv)       In the event that the Defective Free Writing Prospectus was an Issuer Free Writing Prospectus or in the event that any Underwriter Free Writing Prospectus contains any inaccurate Issuer Information supplied by the Company or any Mortgage Loan Seller to the related Underwriter, and the Underwriters shall in good faith incur any costs to an investor in connection with the reformation of the contract of sale with the investor, the Company agrees to reimburse the Underwriters for such costs; provided that, before incurring such costs, the Underwriters first permits the Company access to the applicable investor and an opportunity to attempt to mitigate such costs through direct negotiation with such investor.

(v)        Each Underwriter covenants with the Company that after the Prospectus is available such Underwriter shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the Prospectus.

(m)       Each Underwriter covenants with the Company that it will make available to the Company, upon reasonable request, such personnel as are familiar with the Underwriter’s compliance procedures for the purpose of answering questions concerning the Underwriter’s practices and procedures for the preparation and dissemination of written materials concerning the Certificates to prospective investors prior to the delivery of the Prospectus to such investors.

9.          Default of Underwriters. If any Underwriter defaults in its obligations to purchase Certificates hereunder and the aggregate principal amount of Certificates that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Certificates to be purchased hereunder, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Certificates by other persons, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated to purchase the Certificates that such defaulting Underwriter agreed but failed to purchase hereunder. If any Underwriter so defaults and the aggregate principal amount of Certificates with respect to which such default occurs exceeds 10% of the total principal amount of Certificates to be purchased hereunder and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.          Termination of the Obligations of the Underwriters. (a) Any Underwriter may terminate its obligations under this Agreement by notice to the Company at any time at or prior to the Specified Delivery Date if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement.

(b)          The obligations of the Underwriters to purchase the Certificates on the Specified Delivery Date shall be terminable by the Underwriters (and, solely with respect to any Underwriter’s obligation to purchase its respective allotment of the Certificates as specified in Schedule I, by such Underwriter) if at any time on or prior to the Specified Delivery Date: (i) any change, or any development or event involving a prospective change in the condition (financial or other), business, properties or results of operations of the Company or the Trust Fund which, in the judgment of a majority in interest of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Certificates; (ii) any downgrading in the rating of any of the Certificates by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any of the Certificates (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Certificates, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any over-the-counter market or any setting of minimum prices for trading on such exchange or market, or any suspension of trading of any Certificates on any relevant exchange or any over-the-counter market; (v) any general moratorium on commercial banking activities declared by any federal or New York State authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of any payment for the Certificates.

(c)          If any Underwriter terminates its obligations under this Agreement in accordance with Section 10(a), the Company shall reimburse such Underwriter for all reasonable out-of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by such Underwriter in connection with the proposed purchase and sale of the Certificates.

11.          Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements by the Company and of the several Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of such Underwriters, the Company or any of their respective officers or directors or any controlling person, and shall survive delivery of and payment of the related Certificates.

If this Agreement is terminated pursuant to Section 10 above or if for any reason the purchase by the Underwriters of the Certificates is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(g) above, and the obligations of the Company and such Underwriters pursuant to Section 7 above shall remain in effect.

12.          Obligations of Column Financial, Inc. Column Financial, Inc. agrees with the Underwriters, for the sole and exclusive benefit of the Underwriters and each of their respective officers, directors and any other person, if any, who controls any of the Underwriters within the meaning of the Securities Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriters, to indemnify and hold harmless the Underwriters against any failure by the Company to perform its obligations to the Underwriters and their respective officers, directors and control persons pursuant to Section 7(a) and Section 7(e) hereof.

13.          Notices. All communications hereunder shall be in writing and, (a) if sent to Credit Suisse Securities (USA) LLC, shall be mailed, delivered or telecopied to it at Eleven Madison Avenue, New York, New York 10010, Attention: Chuck Lee, with a copy to Sarah Nelson, Legal & Compliance Department, One Madison Avenue, 9th Floor, New York, New York 10010, Telecopy No.: (212) 743-2823, or at such other addresses as may be provided by Credit Suisse Securities (USA) LLC; (b) if sent to UBS Securities LLC, shall be mailed, delivered or telecopied to it at 1285 Avenue of the Americas, New York, New York 10019, Attention: David Schell, with a copy at such address to each of Henry Chung and Office of General Counsel, and with a copy to: UBS Securities LLC, 153 West 51st Street, New York, New York 10019, Attention: Chad Eisenberger, Executive Director & Counsel, or at such other addresses as may be provided by UBS Securities LLC; (c) if sent to Drexel Hamilton, LLC, shall be mailed delivered or telecopied to it at 77 Water Street, New York, New York 10005, Attention: John D. Kerin, Director of Debt Syndicate, facsimile number: (646) 412-1500, or at such other addresses as may be provided by Drexel Hamilton, LLC; or, (d) if sent to the Company, shall be mailed, delivered or telecopied to it at Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, New York, New York 10010, Attention: Chuck Lee, with a copy to Sarah Nelson, Legal & Compliance Department, One Madison Avenue, 9th Floor, New York, New York 10010, Telecopy No.: (212) 743-2823, or at such other addresses as may be provided by the Company; provided, however, that any notice to an Underwriter pursuant to Section 7 shall be mailed, delivered or telecopied to such Underwriter at the address furnished by it.

14.          No Fiduciary Duty. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Certificates contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither Credit Suisse Securities (USA) LLC nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company acknowledges and agrees that: (i) the terms of this Agreement and the offering (including the price of the Certificates) were negotiated at arm’s length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company and any Underwriter has been or will be created as a result of any of the transactions contemplated by this Agreement, irrespective of whether any Underwriter has advised or is advising the Company on other matters; (iii) the Underwriters’ obligations to the Company in respect of the offering, and the purchase and sale, of the Certificates are set forth in this Agreement in their entirety; (iv) the Company has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters; and (v) the Company will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with the transactions contemplated hereby or the process leading thereto.

15.          Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 above, and their successors and assigns, and no other person shall have any right or obligation hereunder. No purchaser of any Certificates from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.          Applicable Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

17.          Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18.          Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

19.          Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

20.          This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Very truly yours,

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Company

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

CSAIL 2015-C3 - Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC, as Underwriter

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

UBS Securities LLC, as Underwriter

By:	/s/ David Schell
Name: David Schell
Title: Executive Director

By:	/s/ Jared Randall
Name: Jared Randall
Title: Director

DREXEL HAMILTON, LLC, as Underwriter

By:	/s/ Steven M. Ivcic
Name: Steven M. Ivcic
Title: MD

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

CSAIL 2015-C3 - Underwriting Agreement

Acknowledged and agreed solely as to Section 12:

COLUMN FINANCIAL, INC.

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

CSAIL 2015-C3 - Underwriting Agreement

SCHEDULE I

Prospectus: Prospectus Supplement dated August 10, 2015 and Base Prospectus dated March 3, 2015 (Registration Statement No.: 333-199921)

Closing Date & Location: August 18, 2015 at 10:00 a.m., New York time in the New York offices of Cadwalader, Wickersham & Taft LLP. All of the Certificates will be available in book entry form through the facilities of the Depository Trust Company.

Initial Pass-Through Rates:

Class A-1	1.7167%
Class A-2	3.0326%
Class A-3	3.4465%
Class A-4	3.7182%
Class A-SB	3.4481%
Class X-A	1.0395%
Class X-B	0.2500%
Class A-S	4.0532%
Class B	4.2576%
Class C	4.5076%
Class D	3.5076%

Certificates to be purchased:

Class Designation	Class Certificate Balance	Purchase Price(1)	Credit Suisse Securities (USA) LLC	UBS Securities LLC	Drexel Hamilton, LLC
Class A-1	$60,509,000	99.9998%	69.7%	30.3%	0%
Class A-2	$148,324,000	102.9996%	69.7%	30.3%	0%
Class A-3	$200,000,000	100.9995%	69.7%	30.3%	0%
Class A-4	$502,390,000	102.9993%	69.7%	30.3%	0%
Class A-SB	$82,627,000	102.9995%	69.7%	30.3%	0%
Class X-A	$1,080,812,000(2)	5.8024%	69.7%	30.3%	0%
Class X-B	$86,961,000(2)	2.0022%	69.7%	30.3%	0%
Class A-S	$86,962,000	102.9996%	69.7%	30.3%	0%
Class B	$86,961,000	100.7419%	69.7%	30.3%	0%
Class C	$63,891,000	97.1997%	69.7%	30.3%	0%
Class D	$72,764,000	79.7266%	69.7%	30.3%	0%

(1)          Expressed as a percentage of the aggregate principal amount of the relevant Class of Certificates to be purchased. The purchase price for each interest-bearing Class of Certificates will, as applicable, include accrued interest at the initial Pass-Through Rate therefor on the aggregate principal amount thereof from and including the Cut-Off Date to but excluding the Closing Date.

(2)          Notional Amount. The subject Class of Certificates does not have a certificate principal balance.

ANNEX A

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus and the accompanying prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED JULY 29, 2015

MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-199921) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Credit Suisse Securities (USA) LLC, any other underwriter, or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-221-1037.

Free Writing Prospectus supplementing the Prospectus dated March 3, 2015

$1,304,428,000 (Approximate)

CSAIL 2015-C3
Commercial Mortgage Trust

as Issuing Entity

Credit Suisse First Boston Mortgage Securities Corp.

as Depositor

Column Financial, Inc.
UBS Real Estate Securities Inc.

The Bank of New York Mellon

Benefit Street Partners CRE Finance LLC
The Bancorp Bank

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2015-C3

The Commercial Mortgage Pass-Through Certificates, Series 2015-C3 will consist of nineteen classes of certificates, eleven of which Credit Suisse First Boston Mortgage Securities Corp. is offering pursuant to this free writing prospectus. The Series 2015-C3 certificates will represent the beneficial ownership interests in the issuing entity, which will be CSAIL 2015-C3 Commercial Mortgage Trust. The issuing entity’s main assets will be a pool of eighty-nine (89) fixed rate mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties.

Class of Offered Certificates	Initial Certificate Principal Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Ratings ([REDACTED])(3)	Rated Final Distribution Date
Class A-1	$60,509,000		[_____]%	(6)	[REDACTED]	August 2048
Class A-2	$148,324,000		[_____]%	(6)	[REDACTED]	August 2048
Class A-3	$200,000,000		[_____]%	(6)	[REDACTED]	August 2048
Class A-4	$502,390,000		[_____]%	(6)	[REDACTED]	August 2048
Class A-SB	$82,627,000		[_____]%	(6)	[REDACTED]	August 2048
Class X-A	$1,080,812,000	(7)	[_____]%	Variable IO(8)	[REDACTED]	August 2048
Class X-B	$86,961,000	(7)	[_____]%	Variable IO(8)	[REDACTED]	August 2048
Class A-S	$86,962,000		[_____]%	(6)	[REDACTED]	August 2048
Class B	$86,961,000		[_____]%	(6)	[REDACTED]	August 2048
Class C	$63,891,000		[_____]%	(6)	[REDACTED]	August 2048
Class D	$72,764,000		[_____]%	(6)	[REDACTED]	August 2048

(Footnotes to table begin on page 15)

You should carefully consider the risk factors beginning on page 73 of this free writing prospectus and page 5 of the prospectus.

Neither the Series 2015-C3 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2015-C3 certificates will represent interests in and obligations of the issuing entity and will not represent the obligations of the depositor, the sponsors or any of their affiliates.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

Distributions to holders of the certificates of amounts to which they are entitled will be made monthly, commencing in September 2015. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Subordination” in this free writing prospectus.

The offered certificates will be offered by Credit Suisse Securities (USA) LLC, UBS Securities LLC and Drexel Hamilton, LLC when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. Credit Suisse Securities (USA) LLC is acting as lead manager and joint bookrunning manager with respect to approximately 69.7% of each class of offered certificates. UBS Securities LLC is acting as lead manager and joint bookrunning manager with respect to approximately 30.3% of each class of offered certificates. Drexel Hamilton, LLC is acting as co-manager.

The underwriters will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest, determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System in Europe against payment in New York, New York on or about August 18, 2015.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in this free writing prospectus). See also “Legal Investment” in this free writing prospectus.

UBS Securities LLC

Lead Manager and Joint Bookrunner	Lead Manager and Joint Bookrunner
Drexel Hamilton Co-Manager

August [__], 2015

ANNEX B

ANNEX C

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-199921) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or Credit Suisse Securities (USA) LLC, any other underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

CSAIL 2015-C3
Commercial Mortgage Trust

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass Through Certificates, Series 2015-C3

August 4, 2015

The information in this Supplement to Free Writing Prospectus (this “Supplement”) clarifies, updates and/or modifies the information contained in the free writing prospectus, dated July 29, 2015 (the “Free Writing Prospectus”), and the structural and collateral term sheet, dated July 29, 2015 (the “Term Sheet” and, together with the Free Writing Prospectus, the “Transaction Free Writing Prospectus”). Capitalized terms used in this Supplement but not defined herein will have the meanings ascribed to them in the Free Writing Prospectus. In all other respects, except as modified below, the Free Writing Prospectus remains unmodified.

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COLLATERAL UPDATE

1.	Starwood Capital Extended Stay Portfolio Franchise Conversion.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this free writing prospectus as Starwood Capital Extended Stay Portfolio, representing approximately 7.4% of the Initial Pool Balance, the portfolio consists of 16 Crestwood Suites, 24 Sun Suites and 10 Home-Towne Suites, which are all expected to be transitioned to the InTown Suites brand over an 18 to 21 month period. Specifically, the borrower is required to, within 18 to 21 months after June 11, 2015, rebrand each property as either (x) an “Intown Suites” extended stay property or such other “Intown” brand as may be established, provided that such other “Intown” brand is of an equal or better quality than the “Intown Suites” brand and owned and managed by Intown Hospitality Corp., or (y) a qualified franchisor. The borrower reserved $2,075,000 to pay for the conversion expenses. In addition, the loan is fully recourse on a joint and several basis to the borrower and sponsor in the event that the borrower fails to comply with the rebranding covenants (provided that such liability will be reduced on a dollar-for-dollar basis by an amount equal to the allocated loan amount for each property re-branded in accordance with the loan agreement).

STRUCTURAL UPDATE

1.	Class X-D.

An additional Class of Certificates, the Class X-D Certificates, will be privately offered in the initial aggregate notional amount of $72,764,000, with expected ratings of BBB-sf, BBB-(sf) and BBB from Fitch, KBRA and Morningstar, respectively, and with an assumed final distribution date and

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-199921) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or Credit Suisse Securities (USA) LLC, any other underwriter, or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

CSAIL 2015-C3
Commercial Mortgage Trust

Credit Suisse First Boston Mortgage Securities Corp.
Commercial Mortgage Pass Through Certificates, Series 2015-C3

August 6, 2015

The information in this Supplement to Free Writing Prospectus (this “Supplement”) clarifies, updates and/or modifies the information contained in the free writing prospectus, dated July 29, 2015, as modified by the Pre-Pricing Update, dated August 4, 2015 (the “Free Writing Prospectus”), and the structural and collateral term sheet, dated July 29, 2015 (the “Term Sheet” and, together with the Free Writing Prospectus, the “Transaction Free Writing Prospectus”). Capitalized terms used in this Supplement but not defined herein will have the meanings ascribed to them in the Free Writing Prospectus. In all other respects, except as modified below, the Free Writing Prospectus remains unmodified.

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COLLATERAL UPDATE

1.	Appraisals.

The appraisal obtained with respect to each Mortgage Loan contained a statement or was accompanied by a letter from the related appraiser to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the related appraisal was completed.

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Investors are urged to read the final prospectus supplement relating to these securities because it contains important information regarding the offering that is not included herein. The issuer, any underwriter or any dealer participating in the offering will arrange to send you the final prospectus supplement if you request it by calling toll-free 1-800-211-1037.

The asset-backed securities referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities